Exhibit 4.4


                               TWINLAB CORPORATION
             NON-EMPLOYEE DIRECTOR RESTRICTED STOCK GRANT AGREEMENT


                This Agreement, dated this ____ day of , between TWINLAB CORPORATION (the "Company") and _______________ (the "Participant").

                WHEREAS, the Company has adopted and maintains the Twinlab Corporation 1999 Stock Incentive Plan for Outside Directors (the "Plan") to promote the interests of the Company and its shareholders by providing the Company's non-employee directors with appropriate incentives and rewards to encourage them to take a long-term outlook when formulating policy applicable to the Company, to provide incentives for qualified individuals to become members of the Board of Directors, to encourage such individuals to remain on the Board of Directors and to provide them with an equity interest in the Company;

                WHEREAS, the Plan provides that the Compensation Committee of the Board of Directors (the "Committee") shall administer the Plan;

                WHEREAS, the Plan provides that as of the date following each annual meeting of the Company each Participant shall be granted an amount of restricted shares of the common stock of the Company, par value $1.00 per share ("Restricted Stock") with an aggregate value, based on the Fair Market Value for the five trading days preceding the Grant Date, as close to $5,000 as possible; and

                WHEREAS, the Company's annual meeting for _____ was held on ____________;

                NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

                1. Grant of Restricted Stock. Pursuant to, and subject to, the restrictions, terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant 592 shares of Restricted Stock (the "Grant").

                2. Grant Date. The Grant Date of the Grant is _______________.

                3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan or this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

                4. Vesting Date. THE GRANT SHALL VEST AND BECOME FREE OF RESTRICTIONS WITH RESPECT TO THE FOLLOWING NUMBER OF SHARES ON
THE FOLLOWING DATES:

============================================================================
         Number of Shares                     Date on Which Such Number
                                             of Shares Vests And Becomes
                                                Free of Restrictions
============================================================================

----------------------------------------------------------------------------

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============================================================================

                5. Restrictions on Transferability. Until a share of Restricted Stock vests, the Participant shall not transfer the Participant's rights to such share of Restricted Stock or to any rights related thereto. Until a share of Restricted Stock vests, no attempt to transfer such shares or any rights related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share of Restricted Stock or such related rights, but immediately upon any such attempt, the portion of the Grant represented by such share of Restricted Stock and any related rights shall be forfeited by the Participant, and the transfer shall be of no force or effect.

                6.  Effect  of   Termination  of  Membership  on  the  Board  of
Directors.

                (a) In the event that the Participant's membership on the Board of Directors terminates for any reason, all shares of Restricted Stock that have not vested as of the date of such termination shall be forfeited.

                (b) In the event that a Participant's membership on the Board of Directors is terminated for Cause within one year after any portion of the Grant vests, all gain (as such term is defined in Section 8 of the Plan) realized by the Participant from such vesting shall be paid to the Company by the Participant upon notice from the Company to the Participant.

                7.  Issuance of Certificates.

                (a) Reasonably promptly after the Grant Date for any shares of Restricted Stock that have not theretofore been forfeited, provided that the Company has received a stock power endorsed by the Participant in blank with respect to such shares of Restricted Stock, the Company shall issue stock certificates, registered in the name of the Participant, evidencing such shares of Restricted Stock. Each such certificate shall bear the following legend:

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

                         "The transferability of this certificate and the shares
                of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Twinlab Corporation 1999 Stock Incentive Plan for Outside Directors and an Agreement entered into between the registered owner of such shares and Twinlab Corporation. A copy of the Plan and Agreement is on file in the office of the Secretary of Twinlab Corporation, 150 Motor Parkway, Hauppauge, New York 11788."

Such legend shall not be removed from the certificates evidencing such shares of Restricted Stock until such shares vest.

                (b) Each certificate issued pursuant to Section 7(a) hereof, together with the stock powers relating to such shares of Restricted Stock, shall be deposited by the Company with a custodian designated by the Company. The Company may designate itself as custodian hereunder. The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

                (c) Reasonably promptly after any such shares of Restricted Stock vest pursuant to Section 4 hereof, the Company shall cause to be issued certificates evidencing such shares of Restricted Stock, free of the legend provided in Section 7(a) hereof and shall cause such certificates to be delivered to the Participant (or such Participant's legal representative, beneficiary or heir), together with any other property of the Participant held by the custodian pursuant to Section 10 hereof.

                (d) The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the Grant, except to the extent a stock certificate is issued therefor pursuant to Section 7(a) hereof, and then only from the date such certificate is issued.

                8. Securities Matters. Notwithstanding anything herein to the contrary, the Company shall be under no obligation (i) to effect the registration pursuant to the Securities Act of 1933 of any shares of Restricted Stock to be issued hereunder or to effect similar compliance under any state laws; or (ii) to cause to be issued or delivered any certificates evidencing shares of Restricted Stock awarded by this Agreement unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Twinlab Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Restricted Stock pursuant to the terms hereof, that the recipient of such shares make appropriate covenants, agreements and representations, and that such certificates bear appropriate legends.

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

                9. Unless the Committee otherwise determines, any securities and other property, including cash dividends, received by a Participant with respect to a share of Restricted Stock as a result of any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise and for which the Grant Date occurs prior to such event but which has not vested as of the date of such event will not vest until such share of Restricted Stock vests, and shall be promptly deposited with the custodian designated by the Company to be held in custody in accordance with Section 7(b) hereof as though such securities and other property were part of such share.

                10. Notices. Any notice that either party hereto or the Committee may be required or permitted to give to the other with respect to the Plan or this Agreement shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows:

        (a)  if to the Company:

                Twinlab Corporation
                150 Motor Parkway
                Hauppauge, New York 11788
                Attn:  [                 ]

        (b)  if to the Committee:

                Compensation Committee of the Board of Directors
                Twinlab Corporation
                150 Motor Parkway
                Hauppauge, New York 11788
                Attn:  [Secretary]

        (c)  if to the Participant:

                [Participant]
                [Home address]

or to such other address as the person to whom the notice is directed shall have designated in writing to others.

                11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party hereto upon any breach or default of either party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default

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

under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

                12. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof, contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

                13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

                15. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Grant shall be final and conclusive.

                IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first above written.


                                  TWINLAB CORPORATION

                                  By:_______________________________________


                                  __________________________________________
                                  [Participant]

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